                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
[X]  Definitive Proxy Statement                 RULE 14A-6(E)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Devon Energy Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                ----------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
                                                      ------------------------
     (3) Filing Party:
                      --------------------------------------------------------
     (4) Date Filed:
                    ----------------------------------------------------------
Notes:

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  devon

--------------------------------------------------------------------------------
                                                                Devon Energy
                                                                Corporation
                                                                20 North
                                                                Broadway
                                                                Oklahoma City,
                                                                OK 73102-8260

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 16, 2002

To Devon Energy Corporation Stockholders:

   We are holding this year's annual stockholders' meeting on May 16, 2002 at 10:00 a.m. (Oklahoma City time) in the Egbert Room on the second floor of The Renaissance Oklahoma City Hotel, Ten North Broadway, Oklahoma City, Oklahoma, for the following purposes:

  .   To elect four directors for terms expiring in the year 2005; and

  . To transact such other business as may properly come before the meeting or any adjournments of the meeting.

   Stockholders of record at the close of business on March 19, 2002 are entitled to notice of and to vote at the meeting. You may examine a complete list of stockholders entitled to vote at the meeting during normal business hours for the ten days prior to the meeting at our offices and at the meeting. For reasons outlined in the attached proxy statement, the board of directors recommends a vote "FOR" the election of directors nominated by the board of directors.

                                   IMPORTANT

   Your proxy is important to assure a quorum at the meeting. Whether or not you expect to attend the meeting, please vote in any one of the following ways:

            .   call the toll-free          Please note that all
                number listed on            votes cast via
                the voting                  telephone or the
                instruction form            internet must be cast
                from the U.S. or            before 12:00 a.m.
                Canada;                     Eastern Daylight
                                            Savings Time on
                                            Wednesday, May 15, 2002.
            .   log on to
                http://www.proxyvote.com;
                or

            .   mark, sign, date
                and promptly return
                the enclosed proxy
                card in the
                postage-paid
                envelope. It
                requires no postage
                if mailed in the
                United States.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           Janice A. Dobbs
                                           Corporate Secretary

Oklahoma City, Oklahoma
April 9, 2002

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  devon

--------------------------------------------------------------------------------

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 16, 2002

   We are furnishing you this proxy statement in connection with the solicitation of proxies by our board of directors to be used at the annual meeting and any adjournment thereof. The annual meeting will be held on May 16, 2002. We are first sending this proxy statement to our stockholders on or about April 9, 2002.

                               About The Company

   We are an independent energy company engaged primarily in oil and natural gas exploration, development and production, acquisition of producing properties, transportation of oil and gas and processing of natural gas. We currently own oil and gas properties concentrated in five operating divisions:

  . the Permian/Mid-Continent, Rocky Mountain and Gulf divisions including onshore properties in the continental United States and offshore properties primarily in the Gulf of Mexico;

  . the Canadian division, which includes properties in the Western Canadian Sedimentary Basin, primarily in Alberta and British Columbia, and frontier properties in the far north; and

  . the International division, which includes properties in Azerbaijan, China and West Africa.

   We are one of the top five public independent oil and gas companies based in the United States, as measured by oil and gas reserves. As of December 31, 2001, our estimated proved reserves were 1.6 billion barrels of oil equivalent, of which 56% were natural gas reserves and 44% were oil and natural gas liquids reserves.

   On January 24, 2002, we completed the acquisition of Mitchell Energy & Development Corp. This acquisition increased the estimated proved reserves to
2.0 billion barrels of oil equivalent, of which 60% are natural gas reserves and 40% are oil and natural gas liquids reserves. The Mitchell acquisition also brings significant additional gas transportation and processing facilities to us. Our U.S. gas processing, transportation and marketing activities are managed by our newly created midstream operating division.

   Since September 29, 1988, our common stock has been traded on the American Stock Exchange under the symbol "DVN." In addition, following the Northstar combination, a new class of common stock, which we call the exchangeable shares, began trading on The Toronto Stock Exchange under the symbol "NSX." These shares are essentially equivalent to our common stock. However, because they are issued by our wholly-owned subsidiary, Northstar Energy Corporation, they qualify as a domestic Canadian investment for Canadian institutional stockholders. They are exchangeable at any time, on a one-for-one basis, for our common stock.

   All references in this proxy statement to we, our, us, the company or Devon refer to Devon Energy Corporation including our predecessors and subsidiary corporations.

                               About The Meeting

Q: What am I voting on?

A: You are voting on one thing, the election of four directors (John A. Hill, William J. Johnson, Michael M. Kanovsky and Robert A. Mosbacher, Jr.).

Q: Who is entitled to vote?

A: Stockholders as of the close of business on March 19, 2002 (the record date). Each share of common stock is entitled to one vote.

Q: How do I vote?

A: Instead of attending the meeting and casting your vote in person, you may either:

       . Dial the toll-free number listed on the voting instruction form from the U.S. and Canada, enter your control number (found on your proxy card) and follow the voice prompts; or

       .  Go to the following website:
          http://www.proxyvote.com, enter your control number (found on your proxy card) and follow the simple instructions on the screen; or

       . Mark your selection on the enclosed proxy card, date and sign the card, and return the card in the enclosed envelope.

Q: If I vote by telephone or internet, do I need to return my proxy card?

A: No.

Q: What is the difference between voting via telephone or the internet or returning a proxy card versus voting in person?

A: Voting by proxy, regardless of whether it is via telephone or the internet or by returning your proxy card by mail, appoints J. Larry Nichols and Marian J. Moon as your proxies. They will be required to vote on the proposal exactly as you specified. However, if any other matter requiring a shareholder vote is properly raised at the meeting and you are not present to cast your vote, then Mr. Nichols and Ms. Moon are authorized to use their discretion to vote on the issues on your behalf.

Q: How does discretionary authority apply?

A: If you sign your proxy card, but do not make any selections, you give authority to Mr. Nichols and Ms. Moon to vote on the proposals and any other matter that may arise at the annual meeting.

Q: If I vote via telephone or the internet or by mailing my proxy card, may I still attend the meeting?

A: Yes.

Q: What if I want to change my vote?

A: You can revoke your vote at any time before the meeting.

Q: Is my vote confidential?

A: Yes, only Morrow & Co. Inc., our proxy solicitor, and certain employees of Devon will have access to your voting information. We will act as our own inspector of election. All comments will remain confidential, unless you ask that your name be disclosed.

Q: Who will count the votes?

A: ADP Investor Communication Services will tabulate the votes.

Q: What does it mean if I get more than one proxy card?

A: Your shares are probably registered differently or are in more than one account. Vote all proxy cards to ensure that all your shares are voted. Contact our transfer agent, EquiServe, Inc., to have your accounts registered in the same name and address.

Q: Will each stockholder in our household receive a Proxy Statement and Annual
   Report?

A: No. Only one proxy statement and annual report will be delivered to multiple stockholders sharing an address unless you notify us to the contrary. However, any stockholder at a shared address to which a single copy of the proxy statement and annual report has been sent may request an additional copy of this proxy statement and annual report or future copies of proxy statements and annual reports by writing Devon Energy Corporation, Attention: Corporate Secretary, 20 North Broadway, Oklahoma City, OK 73102, janice.dobbs@dvn.com or calling (405) 235-3611.

Q: How many shares of Devon common stock are outstanding?

A: As of March 19, 2002, the record date, there were 156,126,700 shares of common stock outstanding, including exchangeable shares, each of which is entitled to one vote at the meeting.

Q: What if I hold exchangeable shares?

A: As of the close of business on March 19, 2002, the record date, there were 2,004,636 exchangeable shares outstanding. Each exchangeable share is entitled to one vote at the meeting. The document governing the voting of exchangeable share is the Voting and Exchange Trust Agreement dated December 10, 1998, as amended on August 17, 1999, which we call the voting agreement. Under the voting agreement, CIBC Mellon Trust Company, the trustee, is entitled to exercise certain voting rights on behalf of holders of the exchangeable shares. The trustee holds one share of our special voting stock, which we call the special voting share. The special voting share is entitled to a number of votes equal to the number of exchangeable shares outstanding from time to time that are held by persons other than Devon. Pursuant to the voting agreement, each holder of exchangeable shares, other than Devon, is entitled to give the trustee voting instructions for a number of votes equal to the number of that holder's exchangeable shares.

   If you own exchangeable shares, we have sent you a voting direction card so that you may exercise your voting rights at the meeting. The trustee will cast votes at the meeting only as you direct on your voting direction card. If you do not mark and return your voting direction card the trustees will not cast any votes on your behalf.

   If you wish to vote at the meeting but do not want the trustee to vote your shares, you may do one of the following:

       . Contact the trustee and request that the trustee give a proxy to Devon management so they can vote on your behalf at the meeting; or

       .  Attend the meeting and vote in person.

   You may revoke the voting direction card by delivering either a revocation or a later dated voting direction card to the trustee.

Q: What constitutes a quorum?

A: The common stock and the special voting share vote together as a single class. A majority of the votes represented by the common stock and the exchangeable shares, present in person or represented by proxy, constitutes a quorum. If you vote by telephone or the internet or by returning your proxy card, you will be considered part of the quorum. The inspector of election will treat shares represented by a properly executed proxy as present at the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that item and has not received instructions from the beneficial owner.

Q: How many votes will be required to approve a proposal?

A: Election of each director at the meeting will be by a plurality of votes cast at the meeting. Votes may be cast in favor of the election of each director or withheld. With respect to other matters, except as provided by law or our certificate of incorporation or bylaws, the affirmative vote of the holders of a majority of the voting shares, present in person or by proxy, entitled to vote at the meeting is required to take any other action. Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy.

Q: Can brokers who hold shares in street name vote those shares with respect to the election of directors if they have received no instructions?

A: We believe that brokers that are member firms of the New York Stock Exchange or NYSE, and who hold common stock in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of directors. In Canada, registrants and their nominees may not exercise voting rights without instructions from a beneficial owner. Therefore, no votes with respect to the exchangeable shares will be cast without specific instructions to the trustee.

Q: How will you treat abstentions and broker non-votes?

A: We will (i) count abstentions and broker non-votes for purposes of determining the presence of a quorum at the meeting; (ii) treat abstentions as votes not cast but as shares represented at the meeting for determining results on actions requiring a majority vote; (iii) not consider broker non-votes for determining actions requiring a majority vote; and (iv) consider neither abstentions nor broker non-votes in determining results of plurality votes.

Q: Who pays the solicitation expenses?

A: We will bear the cost of solicitation of proxies. Proxies may be solicited by mail or personally by our directors, officers or regular employees, none of whom will receive additional compensation therefor. We have also retained Morrow & Co., Inc. to assist in solicitation of proxies for a fee of $4,500, plus reimbursement of certain expenses. Those holding shares of common stock of record for the benefit of others, or nominee holders, are being asked to distribute proxy soliciting materials to, and request voting instructions from, the beneficial owners of such shares. We will reimburse nominee holders for their reasonable out-of-pocket expenses.

Q: Where can I find the voting results of the meeting?

A: We will announce voting results at the meeting, and we will publish final results in our quarterly report on Form 10-Q for the second quarter of 2002. We will file that report with the Securities and Exchange Commission. You can get a copy by contacting either our investor relations department at
   (405) 552-4570 or the Securities and Exchange Commission at 1-800-SEC-0330 or www.sec.gov.

Q: Will your independent accountants be available to respond to stockholder questions?

A: The board of directors, as recommended by the audit committee, has selected
   KPMG LLP to serve as our independent accountants for the fiscal year ending December 31, 2002. Representatives of KPMG LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to stockholder questions.

Q: How does management intend to vote?

A: Our officers and directors own a total of 1,403,579 voting shares, or less than 1% of the total 156,126,700 voting shares entitled to be voted at the meeting, and intend to vote all of such shares in favor of the election of the four nominees for director named herein.

Q: Where can I reach you?

A: Our mailing address is:

   20 North Broadway
   Oklahoma City, OK 73102-8260

   Our telephone number is:

   (405) 235-3611

YOUR PROXY VOTE IS IMPORTANT. YOU ARE ASKED TO VOTE BY USING EITHER THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE PROXY CARD; THE INTERNET WEB SITE SHOWN ON THE PROXY CARD; OR BY RETURNING THE ACCOMPANYING PROXY CARD OR VOTING DIRECTION CARD, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.

ELECTION OF DIRECTORS

   Pursuant to provisions of our certificate of incorporation and bylaws, the board of directors has fixed the number of directors at 10. Our certificate of incorporation and bylaws provide for three classes of directors, serving staggered three-year terms, with Class I having three directors, Class II having four directors and Class III having three directors. The board of directors has nominated John A. Hill, William J. Johnson, Michael M. Kanovsky and Robert A. Mosbacher, Jr. for re-election as directors for terms expiring at the annual meeting in the year 2005, and in each case until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. The four nominees are presently our directors whose terms expire at the meeting. Other directors who are remaining on the board of directors will continue in office in accordance with their previous elections until the expiration of their terms at the 2003 or 2004 annual meeting, as the case may be. The board of directors recommends a vote "FOR" each of the nominees for election to the board of directors.

   It is the intention of the persons named in the proxy to vote proxies "FOR" the election of the four nominees. In the event that any of the nominees should fail to stand for election, the persons named in the proxy intend to vote for substitute nominees designated by the board of directors, unless the board of directors reduces the number of directors to be elected.

Nominees for Re-election as Directors for Terms Expiring in 2005

John A. Hill             John A. Hill was elected to the board of directors in 2000. Prior to that, he served
60 years old             as a director of Santa Fe Snyder Corporation. Mr. Hill has been with First
Director since 2000      Reserve Corporation, an oil and gas investment management company since
                         1983 and currently serves as the Vice Chairman and Managing Director. Prior to joining First Reserve, Mr. Hill was President, Chief Executive Officer and
                         Director of Marsh & McLennan Asset Management Company and served as the
                         Deputy Administrator of the Federal Energy Administration during the Ford administration. Mr. Hill is Chairman of the Board of Trustees of the Putnam
                         Funds in Boston, a trustee of Sarah Lawrence College, a director of
                         TransMontaigne Inc., and various companies controlled by First Reserve
                         Corporation and Continuum Health Partners.

William J. Johnson       William J. Johnson was elected to the board of directors in 1999. Mr. Johnson
67 years old             has been a private consultant for the oil and gas industry for more than the past
Director since 1999      five years. He is President and a director of JonLoc Inc., an oil and gas company of which he and his family are sole shareholders. Mr. Johnson has served as a director of Tesoro Petroleum Corp. since 1996. From 1991 to 1994, Mr. Johnson was President, Chief Operating Officer and a director of Apache Corporation.

Michael M. Kanovsky      Michael M. Kanovsky was elected to the board of directors in 1998.
53 years old             Mr. Kanovsky was a co-founder of Northstar Energy Corporation, Devon's
Director since 1998      Canadian subsidiary, and has served on its board of directors since 1982.
                         Mr. Kanovsky is President of Sky Energy Corporation, a privately held energy corporation. He is a director of ARC Resources Ltd. and Bonavista Petroleum
                         Corporation.

Robert A. Mosbacher, Jr. Robert A. Mosbacher, Jr. was elected to the board of directors in 1999. Since
50 years old             1986, Mr. Mosbacher has served as President and Chief Executive Officer of
Director since 1999      Mosbacher Energy Company and, since 1995, as Vice Chairman of Mosbacher
                         Power Group. Mr. Mosbacher was previously a director of PennzEnergy
                         Company and served on the Executive Committee. He currently serves as a director of JPMorgan Chase and Company and is on the Executive Committee of
                         the U.S. Oil & Gas Association.

Directors Whose Terms Expire in 2004

Thomas F. Ferguson  Thomas F. Ferguson has been a director of Devon since 1982 and is the
65 years old        Chairman of the Audit Committee. He is the Managing Director of United Gulf
Director since 1982 Management Ltd., a wholly-owned subsidiary of Kuwait Investment Projects
                    Company KSC. Mr. Ferguson represents Kuwait Investment Projects Company on the boards of various companies in which it invests, including Baltic Transit
                    Bank in Latvia and Tunis International Bank in Tunisia. Mr. Ferguson is a
                    Canadian qualified Certified General Accountant and was formerly employed by the Economist Intelligence Unit of London as a financial consultant.

David M. Gavrin     David M. Gavrin has been a director of Devon since 1979, and serves as the
67 years old        Chairman of the Compensation and Stock Option Committee. He has been a
Director since 1979 director of United American Energy Corp., an independent power producer, since 1992, and MetBank Holding Corporation since 1998. From 1978 to 1988, he was a General Partner of Windcrest Partners and for 14 years prior to that he was an officer of Drexel Burnham Lambert Incorporated.

Michael E. Gellert  Michael E. Gellert has been a director of Devon since 1971 and serves as the
70 years old        Chairman of the Nominating Committee. Mr. Gellert is a General Partner of
Director since 1971 Windcrest Partners, a private investment partnership in New York City, having held that position since 1967. From 1958 until his retirement in 1989, Mr.
                    Gellert served in executive capacities with Drexel Burnham Lambert
                    Incorporated and its predecessors in New York City. In addition to serving as a director of Devon, Mr. Gellert also serves on the boards of High Speed Access
                    Corporation, Humana Inc., Seacor Smit Inc., Six Flags Inc., Travelers Series
                    Fund, Inc., Dalet Technologies and Smith Barney World Funds. Mr. Gellert is
                    also a member of the Putnam Trust Company Advisory Board to The Bank of
                    New York.

Directors Whose Terms Expire in 2003

J. Todd Mitchell          J. Todd Mitchell was elected to the board of directors in January 2002. From
43 years old              1993 to 2002 Mr. Mitchell served on the board of directors of Mitchell Energy &
became a Director in 2002 Development Corp. Mr. Mitchell has served as President of GPM, Inc., a family-
                          owned investment company, since 1998. He has also served as President of and geologist to Dolomite Resources, Inc., a privately owned mineral exploration and investments company, since 1987. Mr. Mitchell has, since 1998, served as
                          Chairman of Rock Solid Images, a privately owned seismic data analysis software company.

J. Larry Nichols          J. Larry Nichols is a co-founder of Devon. He was named Chairman of the
59 years old              Board of Directors in 2000. He has been a director since 1971, President since
Director since 1971       1976 and Chief Executive Officer since 1980. Mr. Nichols is a director of the
                          Domestic Petroleum Council, the National Association of Manufacturers, the
                          Independent Petroleum Association of America, the Natural Gas Supply
                          Association, the Independent Petroleum Association of New Mexico, the
                          Oklahoma Independent Petroleum Association and the National Petroleum
                          Council. Mr. Nichols serves on the Board of Governors of the American Stock
                          Exchange. He serves as a director of BOK Financial Corporation which is listed on the NASDAQ, and also serves as a director of New York Stock Exchange listed companies Smedvig asa and Baker Hughes Incorporated.

Robert B. Weaver    Robert B. Weaver was elected to the board of directors in 1999. He served as an
63 years old        energy finance specialist at Chase Manhattan Bank, N.A., where he was in
Director since 1999 charge of its worldwide energy group from 1981 until his retirement in 1994.
                    Mr. Weaver was previously a director of PennzEnergy Company beginning in
                    1998, where he served as Chairman of the Audit Committee and was a member of the Compensation Committee.

Chairman Emeritus

John W. Nichols     John W. Nichols one of our co-founders, was named Chairman Emeritus in 1999.
87 years old        He was Chairman of our board of directors since we began operations in 1971
Director since 1971 and continued in this capacity until 1999. He is a founding partner of Blackwood
                    & Nichols Co., which developed the conventional reserves in the Northeast
                    Blanco Unit of the San Juan Basin. Mr. Nichols is a non-practicing Certified
                    Public Accountant.

Board and Committee Meetings

   Our board of directors met 13 times in 2001. All directors attended at least 75% of the meetings. The board of directors has standing audit, compensation and stock option and nominating committees, as follows:

                                                                                                   Number of
                                                                                                   Meetings
    Committee and Members                              Functions of Committee                       in 2001
    ---------------------          --------------------------------------------------------------- ---------
Audit                              . Recommends independent accountants to the board of                5
     Thomas F. Ferguson*             directors
     Michael M. Kanovsky           . Approves the nature and scope of services performed by
     Robert B. Weaver                the independent accountants and reviews the range of
                                     fees for such services
                                   . Confers with the independent accountants and reviews
                                     the results of their audit
                                   . Reviews our accounting and financial controls and
                                     provides assistance to the board of directors with respect to our corporate and reporting practices

Compensation and Stock Option      . Determines the nature and amount of compensation of               8
     David M. Garvin*                all of our executive officers who are also directors and
     Michael E. Gellert              the amount and terms of stock options granted to all
     John A. Hill                    employees
     William J. Johnson            . Provides guidance to and makes recommendations to
                                     management regarding employee benefit programs
                                   . Administers stock option and incentive plans

Nominating                         . Recommends to the board of directors nominees to fill             1
     Michael E. Gellert*             vacancies as they occur among the directors
     J. Todd Mitchell              . Recommends to the board of directors, prior to each
     Robert A. Mosbacher, Jr.        annual meeting of stockholders, a slate of nominees for
                                     election or re-election as directors by our stockholders at the annual meeting
                                   . Considers nominees recommended by our stockholders

*Chairperson

INFORMATION ABOUT EXECUTIVE OFFICERS

   The positions held by our executive officers are as follows:

Brian J. Jennings          Brian J. Jennings was elected to the position of Senior Vice President -
41 years old               Corporate Development in 2001. Mr. Jennings joined Devon in 2000 as Vice
Senior Vice President -    President - Corporate Finance. Prior to joining Devon, Mr. Jennings was,
Corporate Development      since 1997, a Managing Director in the Energy Investment Banking Group of
                           PaineWebber, Inc. He began his banking career at Kidder, Peabody in 1989 before moving to Lehman Brothers in 1992 and later to PaineWebber in
                           1995. Mr. Jennings specialized in providing strategic advisory and corporate finance services to public and private companies in the E&P and oilfield service sectors. He began his energy career with ARCO International Oil &
                           Gas, a subsidiary of Atlantic Richfield Company. Mr. Jennings received his
                           Bachelor of Science in Petroleum Engineering from the University of Texas at Austin and his Master of Business Administration from the University of
                           Chicago's Graduate School of Business.

J. Michael Lacey           J. Michael Lacey was elected to the position of Senior Vice President -
56 years old               Exploration and Production in 1999. Mr. Lacey had previously joined Devon
Senior Vice President -    as Vice President of Operations and Exploration in 1989. Prior to his
Exploration and Production employment with Devon, Mr. Lacey served as General Manager in Tenneco
                           Oil Company's Mid-Continent and Rocky Mountain Divisions. He is a
                           registered professional engineer, and a member of the Society of Petroleum
                           Engineers and the American Association of Petroleum Geologists. Mr. Lacey
                           holds both undergraduate and graduate degrees in petroleum engineering from the Colorado School of Mines.

Duke R. Ligon              Duke R. Ligon was elected to the position of Senior Vice President - General
60 years old               Counsel in 1999. Mr. Ligon had previously joined Devon as Vice President -
Senior Vice President -    General Counsel in 1997. In addition to Mr. Ligon's primary role of
General Counsel            managing Devon's corporate legal matters (including litigation), he has direct involvement with Devon's governmental affairs, purchasing and its merger and acquisition activities. Prior to joining Devon, Mr. Ligon practiced energy law for 12 years, most recently as a partner at the law firm of Mayer, Brown
                           & Platt in New York City. In addition, he was a Senior Vice President and
                           Managing Director for investment banking at Bankers Trust Company in
                           New York City for 10 years. Mr. Ligon also served for three years in various positions with the U. S. Departments of the Interior and Treasury, as well as the Department of Energy. Mr. Ligon holds an undergraduate degree in chemistry from Westminister College and a law degree from the University of Texas School of Law.

Marian J. Moon             Marian J. Moon was elected to the position of Senior Vice President -
51 years old               Administration in 1999. Ms. Moon is responsible for human resources, office
Senior Vice President -    administration, information technology, process development and corporate
Administration             governance. Ms. Moon has been with Devon for 18 years, serving in various capacities, including Manager of Corporate Finance. Prior to joining Devon,
                           Ms. Moon was employed for 11 years by Amarex, Inc., where she served most recently as Treasurer. Ms. Moon is a member of the American Society of Corporate Secretaries. She is a graduate of Valparaiso University.

John Richels                    John Richels was elected to the position of Senior Vice President - Canadian
51 years old                    Division in 2001. Prior to his election to Senior Vice President, Mr. Richels
Senior Vice President -         was Chief Executive Officer of Northstar Energy Corporation, acquired by
Canadian Division               Devon in 1998. Mr. Richels served as Northstar's Executive Vice President and Chief Financial Officer from 1996 to 1998 and was on its board of directors from 1993 to 1996. Prior to joining Northstar, Mr. Richels was
                                Managing Partner, Chief Operating Partner and a member of the Executive
                                Committee of the Canadian-based national law firm, Bennett Jones. Mr.
                                Richels also served, on a secondment from Bennett Jones, as General Counsel of the XV Olympic Winter Games Organizing Committee in Calgary,
                                Alberta. Mr. Richels has previously served as a director of a number of publicly traded companies and is a member of the Board of Governors of the
                                Canadian Association of Petroleum Producers and the Mount Royal College
                                Foundation. He holds a bachelor's degree in economics from York University and a law degree from the University of Windsor.

Darryl G. Smette                Darryl G. Smette was elected to the position of Senior Vice President -
54 years old                    Marketing in 1999. Mr. Smette previously held the position of Vice
Senior Vice President -         President - Marketing and Administrative Planning since 1989. He joined
Marketing                       Devon in 1986 as Manager of Gas Marketing. His marketing background includes 15 years with Energy Reserves Group, Inc./BHP Petroleum
                                (Americas), Inc., most recently as Director of Marketing. He is also an oil and gas industry instructor, approved by the University of Texas Department of
                                Continuing Education. Mr. Smette is a member of the Oklahoma Independent
                                Producers Association, Natural Gas Association of Oklahoma and the
                                American Gas Association. He holds an undergraduate degree from Minot
                                State College and a master's degree from Wichita State University.

William T. Vaughn               William T. Vaughn was elected to the position of Senior Vice President -
55 years old                    Finance in 1999. Mr. Vaughn previously served as Devon's Vice President of
Senior Vice President - Finance Finance in charge of commercial banking functions, accounting, tax and information services since 1987. Prior to that, he was Controller of Devon from 1983 to 1987. Mr. Vaughn's previous experience includes serving as
                                Controller of Marion Corporation for two years and employment with Arthur
                                Young & Co. for seven years, most recently as Audit Manager. He is a
                                Certified Public Accountant and a member of the American Institute of
                                Certified Public Accountants. He is a graduate of the University of Arkansas with a Bachelor of Science degree.

Other Officers

Rick D. Clark                  Rick D. Clark was elected to the position of Vice President and General
54 years old                   Manager - Permian/Mid-Continent Division in 1999. Mr. Clark previously
Vice President and             served as Production/Operations Manager since joining Devon in 1995. As
General Manager -              such, he was responsible for the company's drilling and production activities.
Permian/Mid-Continent Division Prior to joining Devon, Mr. Clark was employed by Patrick Petroleum
                               Company where he served since 1988 as Executive Vice President,
                               Operations and Corporate Development. Prior to 1988, Mr. Clark worked in various production engineering, reservoir engineering, financial and managerial capacities for Ladd Petroleum Corporation and Conoco Inc. He is
                               a member of the Society of Petroleum Engineers. Mr. Clark holds a professional degree in Petroleum Engineering from the Colorado School of
                               Mines.

Don D. DeCarlo              Don D. DeCarlo was elected to the position of Vice President and General
45 years old                Manager - Rocky Mountain Division in 2000. Mr. DeCarlo previously served
Vice President and          as Vice President and General Manager, Rocky Mountain Division, for Santa
General Manager -           Fe Snyder Corporation. Mr. DeCarlo began his professional career in 1978
Rocky Mountain Division     with Tenneco Oil Company in Oklahoma City. In 1989 he joined Santa Fe
                            Energy Resources as an Engineering Manager in Tulsa, Oklahoma. During
                            his 11-year tenure with Santa Fe, Mr. DeCarlo held management positions of increasing responsibilities in Bakersfield, California; Midland, Texas and
                            most recently in Denver, Colorado. He received a Bachelor of Science degree in Petroleum Engineering from West Virginia University. He is a member of the Society of Petroleum Engineers and currently holds the position of Vice
                            President for the Independent Petroleum Association of the Mountain States.

Janice A. Dobbs             Janice A. Dobbs was elected to the position of Corporate Secretary in 2001.
53 years old                Ms. Dobbs joined Devon in 1999 as the Manager of Corporate Governance
Corporate Secretary         and Assistant Corporate Secretary. From 1993 to 1999 Ms. Dobbs served as the Corporate Secretary and Compliance Manager of Chesapeake Energy
                            Corporation. From 1975 until her association with Chesapeake, Ms. Dobbs was the corporate/securities legal assistant with the law firm of Andrews
                            Davis Legg Bixler Milsten & Price, Inc. in Oklahoma City. Prior to that she was the corporate/securities legal assistant with Texas International
                            Petroleum Company. Ms. Dobbs is a Certified Legal Assistant, an associate member of the American Bar Association and a member of the American
                            Society of Corporate Secretaries.

Danny J. Heatly             Danny J. Heatly was elected to the position of Vice President - Accounting in
46 years old                1999. Mr. Heatly had previously served as Devon's Controller since 1989.
Vice President - Accounting Prior to joining Devon, Mr. Heatly was associated with Peat Marwick Main
                            & Co. (now KPMG LLP) in Oklahoma City for 10 years with various duties, including Senior Audit Manager. He is a Certified Public Accountant and a
                            member of the American Institute of Certified Public Accountants and the
                            Oklahoma Society of Certified Public Accountants. He graduated with a
                            Bachelor of Accountancy degree from the University of Oklahoma.

Richard E. Manner           Richard E. Manner, was elected to the position of Vice President -
55 years old                Information Services in 2000. Mr. Manner has been an information
Vice President -            technology professional for 25 years. Prior to joining Devon, he was
Information Services        employed by Unisys in Houston, Texas. There he served for 14 years in various positions including Director of Information Systems. Prior to his tenure with Unisys, Mr. Manner spent two years with a National Aeronautics and Space Administration contractor as a software engineer, and eight years with AMF Tuboscope where he supervised the design of oilfield inspection instrumentation and facilities. He is a registered professional engineer and a member of the Society of Professional Engineers. Mr. Manner received his electrical engineering degree from the University of Oklahoma.


R. Alan Marcum           R. Alan Marcum was elected to the position of Controller in 1999. Mr.
35 years old             Marcum has been with Devon since 1995, most recently as Assistant
Controller               Controller. He is responsible for international and operations accounting for
                         Devon. Prior to joining Devon, Mr. Marcum was employed by KPMG Peat
                         Marwick (now KPMG LLP) as a senior auditor, with responsibilities including special engagements involving due diligence work, agreed upon procedures and SEC filings. He holds a Bachelor of Science degree from East
                         Central University, majoring in Accounting and Finance. He is a Certified
                         Public Accountant and a member of the Oklahoma State Society of Certified
                         Public Accountants.

Gary L. McGee            Gary L. McGee was elected to the position of Vice President - Government
52 years old             Relations in 1999. Mr. McGee had previously served as Devon's Treasurer
Vice President -         since 1983, having first served as Controller. Mr. McGee also held various
Government Relations     accounting positions with Adams Resources and Energy Company and Mesa
                         Petroleum Company. Mr. McGee is a member of the Petroleum Association of Wyoming and the New Mexico Oil & Gas Association. He served as Vice
                         President of Finance with KSA Industries, Inc., a private holding company with various interests including oil and gas exploration. He received his accounting degree from the University of Oklahoma.

Paul R. Poley            Paul R. Poley was elected to the position of Vice President - Human
48 years old             Resources in 2000. Mr. Poley was previously employed by Fleming
Vice President - Human   Companies in Oklahoma City most recently as Director of Human Resources
Resources                Planning and Development. At Fleming, his responsibilities included human resources development, management succession, strategic planning, performance management and training for 39,000 employees. Prior to his 11 years at Fleming, Mr. Poley was Regional Personnel Manager for
                         International Mill Service, Inc. He is a member of the board of the Southwest
                         Benefits Association. He received his Bachelor of Arts degree in Sociology from Bucknell University.

Terrence L. Ruder        Terrence L. Ruder was elected to the position of Vice President & General
49 years old             Manager - Marketing & Midstream Division in 2001. Mr. Ruder has been
Vice President & General with Devon since 1999, most recently as President of Thunder Creek Gas
Manager - Marketing &    Services, a gas pipeline subsidiary located in Wyoming. He has over 25 years
Midstream Division       of energy industry experience in both domestic and international capacities.
                         Prior to joining Devon, Mr. Ruder held a variety of marketing and business development positions with BHP Petroleum and BHP Power, most recently as Senior Vice President & General Manager of BHP Power in Brazil. Mr.
                         Ruder graduated with a Bachelor of Business Administration degree in
                         Finance from Wichita State University.

David J. Sambrooks          David J. Sambrooks was elected to the position of Vice President and General
43 years old                Manager - International Division in 2001. Mr. Sambrooks previously served
Vice President and General  as Production Manager, South America. Prior to the merger with Devon, Mr.
Manager - International     Sambrooks served as General Manager of International Business
Division                    Development and Western Hemisphere Production for Santa Fe Snyder
                            Corporation. Mr. Sambrooks began his professional career in 1980 with Sun
                            Exploration and Production Company (later Oryx Energy) and held positions of increasing responsibility in Houston, Corpus Christi and Midland before joining Santa Fe Energy Resources in 1990. During his 10-year tenure with
                            Santa Fe, Mr. Sambrooks held progressive positions in engineering and management covering South Texas, offshore Gulf of Mexico, and beginning in 1993, international. Mr. Sambrooks received a Bachelor of Science degree in Mechanical Engineering from the University of Texas, Austin and a
                            M.B.A. from the Executive Program at the University of Houston.

William A. Van Wie          William A. Van Wie was elected to the position of Vice President and General
56 years old                Manager - Gulf Division in 1999. Mr. Van Wie previously served as Senior
Vice President and General  Vice President and General Manager - Offshore for PennzEnergy Company.
Manager - Gulf Division     Mr. Van Wie began his career as a geologist for Tenneco Oil Company's
                            Frontier Projects Group in 1974. Following the sale of Tenneco's Gulf of
                            Mexico properties to Chevron in 1988, he joined that company as Division
                            Geologist. In 1992, he moved to Pennzoil Exploration and Production
                            Company as Vice President/Exploitation Manager. He then served as
                            Manager of Offshore Exploration for Amerada Hess Corporation, before he rejoined Pennzoil in 1997. He is an active member of the American
                            Association of Petroleum Geologists, serves as a trustee for the American
                            Geological Institute Foundation, is a Vice Chairman of Independent
                            Petroleum Association of America's Offshore Committee and is also a member of the National Ocean Industries Association. Mr. Van Wie received his Bachelor of Science degree in Geology from St. Lawrence University in
                            Canton, New York and a Master's degree and Ph.D. in geology from the
                            University of Cincinnati.

Vincent W. White            Vincent W. White was elected to the position of Vice President -
44 years old                Communications and Investor Relations in 1999. He has primary
Vice President -            responsibility for Devon's investor communications, media relations and
Communications and Investor employee communications. Mr. White previously served as Devon's Director
Relations                   of Investor Relations since 1993. Prior to joining Devon, he served as
                            Controller of Arch Petroleum Inc. and was an auditor with KPMG Peat
                            Marwick (now KPMG LLP). Mr. White is a Certified Public Accountant and
                            a member of the Petroleum Investor Relations Association, the National
                            Investor Relations Institute and the American Institute of Certified Public
                            Accountants. Mr. White received his Bachelor of Accounting degree from the
                            University of Texas at Arlington.

Dale T. Wilson              Dale T. Wilson was elected to the position of Treasurer in 1999. He has
42 years old                primary responsibility for the company's treasury and risk management
Treasurer                   functions. Prior to joining Devon, Mr. Wilson was employed in the banking industry for 17 years where he was employed by Bank of America for 15 years as a Managing Director of the Energy Finance Group. Mr. Wilson has
                            been active in oil and gas trade associations and is currently a member of the
                            Association for Financial Professionals. He is a graduate of Baylor University with a Bachelor's degree in finance and accounting.

PRINCIPAL SECURITY OWNERSHIP

   The table below sets forth, as of March 19, 2002, the names and addresses of each person known by management to own beneficially more than 5% of our outstanding voting shares, the number of voting shares beneficially owned by each such stockholder and the percentage of outstanding voting shares owned. The table also sets forth the number and percentage of outstanding voting shares beneficially owned by our Chief Executive Officer or "CEO", each of our directors, the four most highly compensated executive officers other than the CEO and by all of our officers and directors as a group.

Name and Address of Beneficial Owner                      Number of Shares (1) Percent of Class
------------------------------------                      -------------------- ----------------
Massachusetts Financial Services Co...................... 16,177,124     (2)        10.36%
  500 Boylston Street
  Boston, MA 02116

George P. Mitchell....................................... 13,879,585     (3)         8.89%
  2001 Timberloch Place
  The Woodlands, TX 77380

Davis Selected Advisors, L.P............................. 12,481,174     (4)         7.99%
  2949 East Elvira Road, Suite 101
  Tucson, AZ 85706

Kerr-McGee Corporation & Kerr-McGee Operating Corporation  9,954,000     (5)         6.38%
  123 Robert S. Kerr Avenue
  Oklahoma City, OK 73102

J. Larry Nichols*........................................    918,201     (6)            **
J. Todd Mitchell*........................................    351,000     (7)            **
Michael E. Gellert*......................................    326,720     (8)            **
William T. Vaughn........................................    190,859     (9)            **
Darryl G. Smette.........................................    190,300    (10)            **
J. Michael Lacey.........................................     91,001    (11)            **
David M. Gavrin*.........................................     87,181    (12)            **
Duke R. Ligon............................................     74,244    (13)            **
John A. Hill*............................................     57,264    (14)            **
Michael M. Kanovksy*.....................................     46,526    (15)            **
Thomas F. Ferguson*......................................     15,000    (16)            **
William J. Johnson*......................................     14,533    (17)            **
Robert B. Weaver*........................................      6,523    (18)            **
Robert A. Mosbacher, Jr.*................................      6,223    (19)            **

All of our directors and officers as a group (30 persons)  2,951,292    (20)         1.89%

--------
* Director. The business address of each director is 20 North Broadway, Oklahoma City, Oklahoma 73102-8260.
**  Less than 1%.
(1) Shares beneficially owned includes shares of common stock, exchangeable shares and shares of common stock issuable within 60 days of March 19, 2002.
(2) Massachusetts Financial Services Co. has reported ownership on Schedule 13G filed on February 11, 2002. These shares of common stock include 19,005 shares of common stock which may be acquired through conversion of convertible preferred stock.

(3) George P. Mitchell has reported ownership on Schedule 13G filed on January 28, 2002. Mr. Mitchell disclaims beneficial ownership of 598,166 of these shares which are deemed beneficially owned by Mr. Mitchell's wife.
(4) Davis Selected Advisors, L.P. has reported ownership on Schedule 13G filed on February 15, 2002.
(5) Kerr-McGee Corporation has reported beneficial ownership of these shares on
    Schedule 13G filed on August 10, 2001. Kerr-McGee acquired these shares on December 31, 1996, in connection with a transaction whereby we acquired the North American onshore oil and gas exploration and production properties and businesses of Kerr-McGee in exchange for 9,954,000 shares of common stock. On August 2, 1999, Kerr-McGee completed an offering of exchangeable notes which are due on August 2, 2004. These notes are exchangeable into our common stock owned by Kerr-McGee or, at Kerr-McGee's option, the cash equivalent of the value of that common stock. Kerr-McGee reports sole voting and investment power with respect to these shares.
(6) Includes 42,965 shares owned of record by Mr. Nichols as trustee of a family trust, 78,624 shares owned by Mr. Nichols' wife, and 389,000 shares which are deemed beneficially owned pursuant to stock options held by Mr. Nichols.
(7) Represents shares of Devon Energy Corporation (DVN) common stock acquired as a result of the merger of Mitchell Energy & Development Corp. (MND) into DVN at a conversion rate of .585 shares of DVN common stock for each share of MND Class A common stock. These shares are held by a family limited partnership, the general partner of which is a limited liability company that is owned in equal shares by the 10 adult children of George P.
    Mitchell and Cynthia Woods Mitchell and for which J. Todd Mitchell acts as the sole manager. The limited liability company owns a 0.1% general partnership interest in the partnership. Mr. & Mrs. Mitchell own a 5% limited partnership interest in the partnership, and the trusts for the 10 adult children of Mr. & Mrs. Mitchell (including J. Todd Mitchell) each owns a 9.49% limited partnership interest in the partnership. J. Todd Mitchell is the sole trustee of each of the trusts. J. Todd Mitchell disclaims beneficial ownership of the shares of common stock referred to in this footnote except to the extent of his pecuniary interest therein.
(8) Includes 309,149 shares owned by Windcrest Partners, a limited partnership, in which Mr. Gellert shares investment and voting power and 15,000 shares which are deemed beneficially owned pursuant to stock options held by Mr. Gellert.
(9) Includes 185,200 shares that are deemed beneficially owned pursuant to stock options held by Mr. Vaughn.
(10) Includes 176,700 shares that are deemed beneficially owned pursuant to stock options held by Mr. Smette.
(11) Includes 85,836 shares that are deemed beneficially owned pursuant to stock options held by Mr. Lacey.
(12) Includes 10,320 shares owned by Mr. Gavrin's wife and 15,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Gavrin.
(13) Includes 67,954 shares that are deemed beneficially owned pursuant to stock options held by Mr. Ligon.
(14) Includes 11,942 shares owned by a partnership in which Mr. Hill shares voting and investment power, 4,727 shares owned by Mr. Hill's immediate family and 9,656 shares that are deemed beneficially owned pursuant to stock options held by Mr. Hill.
(15) Includes exchangeable shares that are convertible into 36,116 shares of common stock and 9,705 shares that are deemed beneficially owned pursuant to stock options held by Mr. Kanovsky.
(16) Includes 15,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Ferguson.
(17) Includes 8,256 shares that are deemed beneficially owned pursuant to stock options held by Mr. Johnson.
(18) Includes 6,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Weaver.
(19) Includes 6,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Mosbacher.
(20) Includes exchangeable shares that are convertible into 37,924 shares of common stock and 1,547,713 shares that are deemed beneficially owned pursuant to stock options held by officers and directors.

EXECUTIVE COMPENSATION

  Summary Compensation Table

   The following table sets forth information regarding annual and long-term compensation during 1999, 2000 and 2001 for the CEO and the four most highly compensated executive officers, other than the CEO, who were serving as executive officers of the company on December 31, 2001.

                                                                   Long-term
                                                                 Compensation
                                             Annual Compensation      (1)
                                             ------------------- -------------
                                                                   Awards of
                                                                    Options     All Other
Name               Principal Position   Year  Salary    Bonus    (# of Shares) Compensation
----              --------------------- ---- -------- ---------- ------------- ------------
J. Larry Nichols  Chairman, President   2001 $650,000 $1,000,000    105,000      $10,200(2)
                  and CEO               2000  600,000  1,000,000     70,000       10,200(2)
                                        1999  450,000    900,000     70,000        9,600(2)

J. Michael Lacey  Senior Vice President 2001 $350,000 $  325,000     53,000      $10,200(2)
                                        2000  325,000    300,000     35,000       10,200(2)
                                        1999  267,800    250,000     35,000        9,600(2)

Duke R. Ligon     Senior Vice President 2001 $290,000 $  250,000     53,000      $10,200(2)
                                        2000  275,000    250,000     35,000       10,200(2)
                                        1999  226,600    225,000     35,000        9,600(2)

Darryl G. Smette  Senior Vice President 2001 $350,000 $  325,000     53,000      $14,238(3)
                                        2000  300,000    300,000     35,000       10,200(2)
                                        1999  226,600    250,000     35,000        9,600(2)

William T. Vaughn Senior Vice President 2001 $290,000 $  275,000     53,000      $13,546(3)
                                        2000  275,000    250,000     35,000       10,200(2)
                                        1999  203,500    225,000     35,000        9,600(2)

--------
(1) No awards of restricted stock or payments under long-term incentive plans were made by the company to any of the named executives in any periods covered by the table.
(2) Consists of company matching contributions to the Devon Energy Incentive Savings Plan.
(3) Consists of company matching contributions to the Devon Energy Incentive Savings Plan and the Devon Energy Deferred Compensation Savings Plan.

  Option Grants in 2001

   The following table sets forth information concerning options to purchase common stock granted in 2001 to the five individuals named in the Summary Compensation Table. The material terms of such options appear in the following table and the footnotes thereto.

                           Individual Grants
-----------------------------------------------------------------------
                                Percent of
                    Options    Total Options  Exercise Price Expiration    Grant Date
Name                Granted   Granted in 2001 Per Share (1)     Date    Present Value (2)
----              ----------- --------------- -------------- ---------- -----------------
J. Larry Nichols. 105,000 (3)        4%           $34.85     12/4/2011     $1,500,450
J. Michael Lacey.  53,000 (3)        2%           $34.85     12/4/2011     $  757,370
Duke R. Ligon....  53,000 (3)        2%           $34.85     12/4/2011     $  757,370
Darryl G. Smette.  53,000 (3)        2%           $34.85     12/4/2011     $  757,370
William T. Vaughn  53,000 (3)        2%           $34.85     12/4/2011     $  757,370

--------
(1) Exercise Price is the closing price of common stock as reported by the American Stock Exchange or "AMEX" on the date of grant.
(2) The Grant Date Present Value is an estimation of the possible future value of the option based upon the Black-Scholes Option Pricing Model. The following assumptions were used in the model: volatility (a measure of the historic variability of a stock price) - 42.2%; risk-free interest rate (the interest paid by zero-coupon U.S. government issues with a remaining term equal to the expected life of the options) - 3.8% per annum; annual dividend yield - 0.6%; and expected life of the options - five years from grant date. The option value estimated using this model does not necessarily represent the value to be realized by the named officers.
(3) These options were granted as of December 4, 2001. 20% of such grant was immediately vested and exercisable. An additional 20% of such grant becomes vested and exercisable on each of the next four anniversary dates of the original grant.

  Aggregate Option Exercises in 2001 and Year-End Option Values

   The following table sets forth information for the five individuals named in the Summary Compensation Table concerning the exercise of options to purchase common stock in 2001 and unexercised options to purchase common stock held at December 31, 2001.

                                                 Number of Unexercised   Value of Unexercised In-the-
                                                  Options at 12/31/01    Money Options at 12/31/01 (1)
                                               ------------------------- -----------------------------
                     Number of
                  Shares Acquired    Value
Name               Upon Exercise  Realized (2) Exercisable Unexercisable Exercisable     Unexercisable
----              --------------- ------------ ----------- ------------- -----------     -------------
J. Larry Nichols.         --               --    429,000      84,000     $3,728,875        $319,200
J. Michael Lacey.     38,464       $  991,863     85,836      42,400     $  251,356        $161,120
Duke R. Ligon....     49,646       $1,188,186     67,954      42,400     $  176,070        $161,120
Darryl G. Smette.     33,500       $1,296,597    176,700      42,400     $1,263,551        $161,120
William T. Vaughn     25,000       $1,106,776    185,200      42,400     $1,474,458        $161,120

--------
(1) The value is based on the aggregate amount of the excess of $38.65 (the closing price as reported by the AMEX for December 31, 2001) over the relevant exercise price for outstanding options that were exercisable and in-the-money at year-end.
(2) The value is based on the excess of the market price over the relevant exercise price for the options exercised.

  Compensation Pursuant to Plans

   Long-term Incentive Plans. We have outstanding stock options issued to certain of our directors, executive officers and employees under seven separate stock option plans as follows:

                                                                        As of December 31, 2001
                                                                  ------------------------------------
                                                                                Number of   Number of
                                                                   Number of   Shares to be   Shares
      Plan                         Description                    Participants Issued Upon  Remaining
      ----                         -----------                    ------------ Exercise of  Available
Northstar Plan   Stock option plan adopted by Northstar. Devon          64         62,270        None
                 shares were substituted under the plan for
                 previously granted options in connection with
                 the acquisition of Northstar.

PennzEnergy Plan Stock option plan adopted by PennzEnergy.           1,416      1,410,158        None
                 Devon shares were substituted under the plan for
                 previously granted options in connection with
                 the acquisition of PennzEnergy.

Santa Fe Snyder  Stock option plan adopted by Santa Fe Snyder.         248      1,053,807        None
  Plan           Devon shares were substituted under the plan for
                 previously granted options in connection with
                 the acquisition of Santa Fe Snyder.

Mitchell Plan    Stock option plan adopted by Mitchell. Devon          213(1)   1,553,878        None
                 shares were substituted under the plan for
                 previously granted options in connection with
                 the acquisition of Mitchell Energy.

1988 Plan        Stock option plan adopted by Devon and its              2         63,000        None
                 shareholders in 1988.

1993 Plan        Stock option plan adopted by Devon and its             12        320,860        None
                 shareholders in 1993.

1997 Plan        Stock option plan originally reserving 2,000,000      618      5,233,487   3,784,133
                 shares approved by the Devon stockholders in
                 1997; in 1998 Devon stockholders approved an
                 increase of the shares reserved to 3,000,000; in
                 1999 the stockholders approved the increase of
                 the number of shares reserved to 6,000,000; and
                 in 2000 Devon stockholders approved the
                 increase of the number of shares reserved to
                 10,000,000.

Restricted Stock 200,000 shares of common stock were reserved          271            N/A      53,561
  Bonus Plan     to grant to those employees who do not receive
                 stock options.(2)

--------
(1) The Mitchell merger had not yet been consummated on December 31, 2001, however, on the date of closing, January 24, 2002, there were 213 participants.
(2) No awards of common stock have been or will be made to officers or directors under the Restricted Stock Plan.

   The exercise price of options granted under the 1997 Plan may not be less than the estimated fair market value of the stock on the date of grant (plus 10% if the grantee owns or controls more than 10% of the total voting stock of Devon prior to the grant). Options granted are exercisable during a period established for each grant, which period may not exceed 10 years from the date of grant. Under the 1997 Plan, the grantee must pay the exercise price in cash or in common stock, or a combination thereof, at the time the option is exercised. The 1997 Plan expires on March 25, 2007.

   We have no other plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year.

   Retirement Plans. We have three applicable retirement plans, as follows:


Basic Plan       The Basic Plan is a qualified defined benefit retirement plan which provides benefits based upon past and future employment service with Devon. Each eligible employee who retires is entitled to receive annual retirement income, computed as a percentage of
                 "final average compensation" (which consists of the average of the highest three consecutive years' salaries, wages, and bonuses out of the last 10 years), and credited years of service up to 25 years. Contributions by employees are neither required nor permitted under the Basic Plan. Benefits are computed based on straight-life annuity amounts and are reduced by Social Security benefits. Benefits under the Basic Plan are reduced for certain highly compensated employees in order to comply with certain requirements of the Employment Retirement Income Security Act of 1974.

                 The following table sets forth the credited years of service as of December 31, 2001 under Devon's Basic Plan for each of the five individuals named in the Summary
                 Compensation Table.

                                                                     Credited Years
                 Name of Individual                                     of Service
                 ------------------                                     --------
                 J. Larry Nichols................................       25
                 J. Michael Lacey................................       13
                 Duke R. Ligon...................................        5
                 Darryl G. Smette................................       15
                 William T. Vaughn...............................       19

Benefit          The Benefit Restoration Plan is a non-qualified retirement benefit plan, the purpose of
Restoration Plan which is to restore retirement benefits for certain selected key management and highly compensated employees because their annual compensation is greater than the maximum annual compensation that can be considered in computing their benefits under the Basic Plan. An employee must be selected by the Compensation and Stock
                 Option Committee in order to be eligible for participation in the Benefit Restoration
                 Plan. All other provisions of the Benefit Restoration Plan mirror those of the Basic
                 Plan. All of the five individuals named in the Summary Compensation Table have been selected to participate in the Benefit Restoration Plan. The Benefit Restoration Plan has
                 been partially funded through a rabbi trust arrangement.


Supplemental    The Supplemental Retirement Plan is another non-qualified retirement plan for a small
Retirement Plan group of executives, the purpose of which is to provide additional retirement benefits for long-service executives. The plan vests after 10 years of service, and provides retirement income equal to 65% of the executive's final average compensation, multiplied by a fraction, the numerator of which is his credited years of service (not to exceed 20) and the denominator of which is 20 (or less, if so determined by the
                Compensation and Stock Option Committee), less any offset amounts. Offset amounts are (i) benefits payable under the Basic Plan, (ii) benefits payable under the Benefit
                Restoration Plan, (iii) benefits due to the participant under Social Security, and (iv) any benefits paid to the participant under the company's long-term disability plan.

                In general, benefits will be paid under the Supplemental Retirement Plan when the participant retires from the company. However, in the event that the executive's employment with the company is terminated under conditions that qualify him or her to a severance benefit under the Employment Agreement (see below), then the executive will be 100% vested in his or her benefit and entitled to receive the actuarial equivalent of such benefit earned as of the date of termination of employment. If the executive is terminated within two years following a "change of control," his or her benefit will be paid in a single lump sum payment. Otherwise, the benefit will be paid monthly for the life of the executive. "Change of control" is defined as the date on which one of the following occurs: (i) an entity or group acquires 30% or more of the company's outstanding voting securities, (ii) the incumbent board ceases to constitute at least a majority of the company's board, or (iii) a merger, reorganization or consolidation is consummated, after shareholder approval, unless (a) substantially all of the shareholders prior to the transaction continue to own more than 50% of the voting power after the transaction, (b) no person owns 30% or more of the combined voting securities, and (c) the incumbent board constitutes at least a majority of the board after the transaction. The Supplemental Retirement Plan is also partially funded through a rabbi trust arrangement.

   The following table shows the estimated aggregate annual retirement benefits payable under the Basic Plan, the Benefit Restoration Plan and the Supplemental Retirement Plan to the participants therein, including the five individuals named in the Summary Compensation Table. The amount presented assumes a normal retirement in 2001 at age 65.

                                             Years of Service
                                   -------------------------------------
        Final Average Compensation    5        10       15    20 or more
        -------------------------- -------- -------- -------- ----------
               $   500,000         $ 76,642 $153,284 $229,926 $  306,568
                   600,000           92,892  185,784  278,676    371,568
                   700,000          109,142  218,284  327,426    436,568
                   800,000          125,392  250,784  376,176    501,568
                   900,000          141,642  283,284  424,926    566,568
                 1,000,000          157,892  315,784  473,676    631,568
                 1,500,000          239,142  478,284  717,426    956,568
                 2,000,000          320,392  640,784  961,176  1,281,568

  Employment Agreements

   A small number of senior executives, including the five individuals named in the Summary Compensation Table, are entitled to certain additional compensation under the following events:

   (1) employment with the company is involuntarily terminated other than for "Cause;" or

   (2) employee voluntarily terminates for "Good Reason", as those terms are defined in each of the officers' employment agreements.

In either case the payment due to the officer would be equal to three times their annual compensation. In addition, the Employment Agreement provides for the officer to receive the same basic health and welfare benefits that he or she would otherwise be entitled to receive if he or she were an employee of the company for three years after termination. If the executive is terminated within two years of a "change in control," he or she is also entitled to an additional three years of service credit and age in determining eligibility for retiree medical and supplemental retirement benefits. "Change of control" is defined in the Employment Agreements the same as in the Retirement Plans described above.

  Director Compensation

   Non-management directors of Devon receive:

  .   an annual retainer of $30,000, payable quarterly.

  . $2,000 for each Board meeting attended. Directors participating in a telephonic meeting receive a fee of $1,000.

  . an additional $3,000 per year for serving as chairmen of a standing committee of the Board.

  .   $2,000 for each committee meeting attended that requires separate travel.

  .   $1,000 for each committee meeting that does not require separate travel.

   Non-management directors are eligible to receive stock options in addition to their cash remuneration. Such directors are eligible to receive stock option grants of up to 3,000 shares immediately after each annual meeting of stockholders at an exercise price equal to the fair market value of the common stock on that date. Any unexercised options will expire 10 years after the date of grant. The Compensation and Stock Option Committee, which awards options to non-management directors, may elect to grant awards that are less than the 3,000 shares maximum. However, the Compensation and Stock Option Committee has no other discretion regarding the award of stock options to non-management directors. The directors were eligible to receive stock options beginning in 1997. The following table sets forth information concerning options granted to non-management directors in 2001:

                          Individual Grants in 2001
------------------------------------------------------------------------------
                                       Percent of
                           Options    Total Options  Exercise Price Expiration    Grant Date
Name                     Granted (1) Granted in 2001 Per Share (2)     Date    Present Value (3)
----                     ----------- --------------- -------------- ---------- -----------------
Thomas F. Ferguson......    3,000          0.1%          $60.51     5/17/2011       $78,840
David M. Gavrin.........    3,000          0.1%          $60.51     5/17/2011       $78,840
Michael E. Gellert......    3,000          0.1%          $60.51     5/17/2011       $78,840
John A. Hill............    3,000          0.1%          $60.51     5/17/2011       $78,840
William J. Johnson......    3,000          0.1%          $60.51     5/17/2011       $78,840
Michael M. Kanovsky.....    3,000          0.1%          $60.51     5/17/2011       $78,840
Robert A. Mosbacher, Jr.    3,000          0.1%          $60.51     5/17/2011       $78,840
Robert B. Weaver........    3,000          0.1%          $60.51     5/17/2011       $78,840

--------
(1) The options were granted on May 17, 2001, and immediately became vested and exercisable.
(2) Exercise price is the fair market value on the date of grant, which is the closing price of common stock on the AMEX.
(3) The grant date present value is an estimation of the possible future value of the option grant based upon the Black-Scholes Option Pricing Model. The following assumptions were used in the model: volatility (a measure of the historic variability of a stock price) - 42.2%; risk-free interest rate (the interest paid by zero-coupon U.S. government issues with a remaining term equal to the expected life of the options) - 4.9% per annum; annual dividend yield - 0.6%; and expected life of the options - five years from grant date. The option value estimated using this model does not necessarily represent the value to be realized by the named directors.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation and Stock Option Committee of the board of directors or the "Committee" establishes the general compensation policies of the company. The Committee meets in November or December of each year to establish specific compensation levels for the CEO and to review the executive officers' compensation in general. (The compensation for executive officers other than the CEO is determined by the CEO.)

   The Committee's goal in setting executive compensation is to motivate, reward and retain management talent who support the company's goals of increasing absolute and per share value for stockholders. This goal is carried out through awards of base salary, annual cash bonuses and stock options.

   The Committee generally believes that the total cash compensation of its CEO and other executive officers should be similar to the total cash compensation of similarly situated executives of peer group public companies within the oil and gas industry. Further, a significant portion of the complete compensation package should be tied to the company's success in achieving long-term growth in per share earnings, cash flow, reserves, production and stock price.

   Base Salary. A competitive base salary is considered vital to support the continuity of management and is consistent with the long-term nature of the oil and gas business. The Committee believes that the base salaries of the executive officers should be similar to the base salaries of executive officers of similar companies within the oil and gas industry. Therefore, no performance criteria are applied to the base salary portion of the total compensation. Performance of the company versus its peers is, however, given significant weight in the cash bonus and stock option portions of compensation.

   The CEO's base salary for 2001 was based upon information available to the Committee at its November 2000 meeting. At that meeting the Committee reviewed the results of a group of nine companies to which the Committee believed Devon should be compared. This peer group included companies that are similar to Devon in total revenues, balance sheet ratios, oil and gas reserves and overall oil and gas operations. (The industry group index in the Performance Graph included in this proxy statement includes, but is not limited to, the companies used for this compensation analysis. In its analysis, the Committee specifically focused on those companies that are most similar to Devon in size, financial structure and operations, believing that the most direct comparisons would not necessarily include all of the more than 200 companies included in the industry group index used for the performance graph.)

   A review of the base salaries for the highest-paid executive at each of these peer companies revealed that the 2000 base salary of Devon's CEO was at the low end of the range of all base salaries in the group, and only 77% of the average base salary for the group. As a result of this finding, the Committee increased the CEO's base salary for 2001 by 8% to $650,000.

   The Committee advised the CEO that a similar procedure, using both publicly-available and private survey data, should be used in evaluating the base salaries of the other executive officers of the company.

   Cash Bonuses. The Committee believes that the officers' cash bonuses should be tied to Devon's success in meeting its corporate goals and budgets and in achieving growth in comparison to those of the company's industry peers and to the individual officers' contribution to such success. Cash bonuses for calendar year 2001 were set at the December 2001 Committee meeting. In setting the cash bonus for the CEO for the calendar year 2001, the Committee reviewed the performance of the peer group of seven oil and gas companies. (Two companies were eliminated from the group due to their mergers into other companies.)

   The Committee reviewed Devon's growth over the last one, three and five years, compared with the peer group average on a number of different measures, notably, change in earnings per share, cash flow per share, reserves per share and stock price. Devon's growth in all of these measures exceeded that of the peer group average for the years reviewed, except stock price performance for the last year. The Committee considered the CEO's efforts in successfully negotiating both the Mitchell and Anderson mergers and completing the Anderson transaction. The Committee also noted that the Mitchell merger and announced property sales had yet to be completed. In light of this analysis, the Committee awarded the CEO a cash bonus of $1,000,000. This award resulted in his total cash compensation for 2001 being 54% of the average total 2000 cash compensation for the highest-paid executives of the companies in the peer group.

   The Committee advised the CEO that similar criteria should be used in establishing cash bonuses for the other executive officers.

   Stock Options. The Committee desires to reward key management and professional employees for long-term strategic management practices and enhancement of stockholder value by awarding stock options. Stock options are granted at an option price equal to the fair market value of the common stock on the grant date. The grant of these options and the optionees' holdings of unexercised options and/or ownership of exercised option shares is designed to closely align the interests of the executive officers with those of the stockholders. The ultimate value of the stock options will depend on the continued success of the company, thereby creating a continuing incentive for executive officers to perform long after the initial grant.

   The Committee considered stock option grants in connection with 2001 company performance at its meeting in December 2001. Stock options were awarded to the CEO and other executive officers at this meeting.

   The Committee has established stock option targets for each participating level of responsibility within the company. Corporate financial performance may be considered by the Committee in determining the number of stock options granted. The Committee wants to encourage executives to maintain ownership of company stock and/or unexercised options. Although there are no specific ownership criteria used in awarding options, long-term ownership is viewed favorably. The Committee noted that Devon's senior officers as a group still retained 82% of all options (both vested and unvested) that had been granted to them through November 2001.

   The Committee generally seeks to award no more than 2% of the outstanding shares in any one year, and further desires to keep the total number of shares under option and available for option to less than 10% of the total shares outstanding. As of November 30, 2001, and pro forma for the then-pending merger with Mitchell, there were 9,958,985 shares under option (including options on 6,416,540 shares granted by Northstar, PennzEnergy, Santa Fe Snyder and Mitchell which were assumed by Devon) and 6,259,035 shares available for option, which were 5.6% and 3.7%, respectively, of total shares on a fully diluted basis.

   Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to any one executive officer, unless certain requirements are met. The Committee may award compensation which is not deductible under Section 162(m) if it believes that such awards would be in the best interest of the company or its stockholders.

   Submission of Compensation Plans to Stockholders. The Committee has no present intention of submitting any compensation plans to the stockholders for approval that would result in the issuance of more than 5% of the company's outstanding common stock.

   We believe that the company has an appropriate compensation structure that properly rewards and motivates its executive officers to build stockholder value.

              As to compensation of the   As to compensation of
              CEO                       Executive Officers other
                                              than the CEO
              David M. Gavrin, Chairman     J. Larry Nichols
              Michael E. Gellert
              John A. Hill
              William J. Johnson

  Compensation Committee Interlocks

   The compensation committee is composed of four independent, non-employee directors, Messrs. Gavrin, Gellert, Hill and Johnson. These directors have no interlocking relationships as defined by the Securities and Exchange Commission.

REPORT OF THE AUDIT COMMITTEE

   The board of directors maintains an audit committee comprised of three of our outside directors. The board of directors and the audit committee believe that the audit committee's current member composition satisfies the rules of the AMEX that govern audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by AMEX Listing Standards, Policies and Requirements--Section 121(A).

   The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the preparation of the financial statements and the establishment and maintenance of the system of internal controls. This system is designed to provide reasonable assurance regarding the achievement of objectives in the areas of reliability of financial reporting, effectiveness and efficiency of operations and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the annual report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The board has adopted a written charter of the audit committee which was included in our proxy statement for our 2001 annual meeting.

   In fulfilling its duties in the 2001 fiscal year, the audit committee has done each of the following:

  . reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of our accounting principles and other matters;

  . discussed with the independent auditors other matters under generally accepted auditing standards, including Statement on Auditing Standards No. 61, Communications with Audit Committee;

  . discussed with the independent auditors the auditors' independence from management and us, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1;

  . discussed with our independent auditors the overall scope and plans for their audit; and

  . met with the independent auditors, with and without management present, to discuss the results of their audit, their evaluation of our internal controls, and the overall quality of our financial reporting.

   Under the terms of its charter, the audit committee approves fees paid by Devon to our independent auditors. For the fiscal year ended December 31, 2001, we paid the following fees to KPMG LLP:

        Audit fees, excluding audit related.................... $703,000
                                                                ========
        Financial information systems design and implementation $     --
                                                                ========
        All other fees:
           Audit related fees.................................. $366,204
           Other non-audit services............................  318,960
                                                                --------
        Total all other fees................................... $685,164
                                                                ========

   Audit related fees consisted principally of audits of financial statements of employee benefit plans and certain affiliates and subsidiaries, reviews of registration statements and offering memorandums and issuance of consents to use the auditors' reports in registration statements, and issuances of letters to underwriters and first purchasers. Other non-audit services consisted of tax compliance and tax consulting fees. The audit committee considered whether the provision of such services is compatible with maintaining KPMG LLP's independence.

   In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. The audit committee also recommended to the board of directors, and the board has approved, KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002.

   Thomas F. Ferguson, Chairman
   Michael M. Kanovsky
   Robert B. Weaver

  Performance Graph

   The following performance graph compares our cumulative total stockholder return on its common stock for the five-year period from December 31, 1996 to December 31, 2001, with the cumulative total return of the Standard & Poor's 500 stock index and the Stock Index by Standard Industrial Classification Code, or SIC Code, for Crude Petroleum and Natural Gas. The SIC Code for Crude Petroleum and Natural Gas is 1311. The identities of the 200+ companies included in the index will be provided upon request.

                           CUMULATIVE TOTAL RETURN*
                DEVON ENERGY CORP., S&P 500, AND SIC CODE INDEX
                      FOR CRUDE PETROLEUM AND NATURAL GAS

                                    [CHART]


      DEVON ENERGY CORP.
1996               100.0
1997               111.0
1998                89.3
1999                96.3
2000               179.0
2001               114.0

          SIC CODE INDEX
1996               100.0
1997               101.0
1998                81.2
1999                99.2
2000               126.0
2001               116.0

                 S&P 500
1996               100.0
1997               133.0
1998               171.0
1999               208.0
2000               189.0
2001               166.0


Assumes $100 invested on December 31, 1996, in our common stock, S&P 500 Index and SIC Code Index for Crude Petroleum and Natural Gas.

* Total return assumes reinvestment of dividends.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINEES

   The company received a stockholder proposal regarding board diversity. The proposal was withdrawn as a result of the board adopting the resolution below. The company has always had a policy to select the most qualified candidates for board positions and not to limit such selection either by gender or race. The board resolution adopted reaffirms that policy.

   UNANIMOUSLY RESOLVED: That the company take reasonable steps to ensure that qualified women and qualified persons from minority racial groups are in the pool from which the board member nominees are chosen.

   The nominating committee will consider nominees recommended by our stockholders. In order to recommend a nominee for the next annual meeting, stockholders must deliver the recommendation in writing to us on or before December 12, 2002, addressed to the attention of our corporate secretary and must provide the full name, address and business history of the recommended nominee.

   Any stockholder desiring to present a proposal for inclusion in our proxy statement for our 2003 annual meeting of stockholders must present the proposal to our corporate secretary not later than December 12, 2002. Only those proposals that comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 will be included in our proxy statement for the 2003 annual meeting. Written notice of stockholder proposals submitted outside the process of Rule 14a-8 for consideration at the 2003 annual meeting of stockholders, but not included in our proxy statement, must be received by our corporate secretary between January 17, 2003 and February 16, 2003 in order to be considered timely, subject to any provisions of our bylaws. The chairman of the meeting may determine that any proposal for which we did not receive timely notice shall not be considered at the meeting. If in the discretion of the chairman any such proposal is to be considered at the meeting, the persons designated in our proxy statement shall be granted discretionary authority with respect to the untimely stockholder proposal.

OTHER MATTERS

   Our board of directors knows of no other matter to come before the meeting other than that set forth herein and in the accompanying notice of annual meeting of stockholders. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies, as they deem advisable in accordance with their best judgment.

   Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          Janice A. Dobbs
                                          Corporate Secretary

April 9, 2002

                            DEVON ENERGY CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Devon Energy Corporation, a Delaware corporation, hereby nominates and appoints J. Larry Nichols and Marian J. Moon with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all shares of stock of Devon Energy Corporation owned by the undersigned in all matters coming before the Annual Meeting of Stockholders (or any adjournment thereof) of Devon Energy Corporation to be held in the Egbert Room on the second floor of The Renaissance Oklahoma City Hotel, Ten North Broadway, Oklahoma City, Oklahoma, on Thursday, May 16, 2002, at 10:00 a.m., Oklahoma City time. The Board of Directors recommends a vote "FOR" the matters set forth on the reverse side.

    Do not return your Proxy Card if you are voting by Telephone or Internet



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


        Please mark
  [X]   votes as in this
        example.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BELOW BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN ITEM 1.

1.  ELECTION OF DIRECTORS

Nominees:  John A. Hill, William J. Johnson,
Michael M. Kanovsky and Robert A. Mosbacher, Jr.

         FOR                      WITHHELD
    (all nominees)         (as to all nominees)
         [  ]                      [  ]


        WITHHELD
(as to nominees listed below)
         [  ]

--------------------------------------------------------------------------------
You may withhold your vote for a particular nominee by marking this box and naming the nominee for which your vote is being withheld.

2.   OTHER MATTERS:

     In their discretion, to vote with respect to any other matters that may come before the meeting or any adjournment thereof, including matters incident to its conduct.

I RESERVE THE RIGHT TO REVOKE THE PROXY AT ANY TIME BEFORE THE EXERCISE THEREOF.

Mark here for address change and note at left           /    /

Mark here if you plan to attend the meeting             /    /


Please sign exactly as your name appears at left, indicating your official position or representative capacity, if applicable. If shares are held jointly, each owner should sign.

Signature:_______________ Date: ______ Signature: ________________ Date:_______

      VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            DEVON ENERGY CORPORATION

     The undersigned holder of Exchangeable Shares of Northstar Energy Corporation hereby directs CIBC Mellon Trust Company (the "Trustee") to cast a number of votes equal to the number of Exchangeable Shares owned by the undersigned in accordance with the instructions indicated below at the Annual Meeting of Stockholders (or any adjournment thereof) in the Egbert Room on the second floor of The Renaissance Oklahoma City Hotel, Ten North Broadway, Oklahoma City, Oklahoma, on Thursday, May 16, 2002, at 10:00 a.m. Oklahoma City time.

              PLEASE SIGN THIS VOTING DIRECTION CARD AND RETURN IT
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

 WHEN PROPERLY EXECUTED, THE TRUSTEE WILL CAST A NUMBER OF VOTES AT THE MEETING
        EQUAL TO THE NUMBER OF EXCHANGEABLE SHARES OF RECORD OWNED BY THE UNDERSIGNED IN THE MANNER SPECIFIED BELOW. IF NO INSTRUCTIONS ARE GIVEN, NO
                VOTES WILL BE CAST ON BEHALF OF THE UNDERSIGNED.


        Please mark
  [x]   votes as in this
        example.

1.   ELECTION OF DIRECTORS

Nominees: John A. Hill, William J. Johnson, Michael M. Kanovsky and Robert A. Mosbacher, Jr.


                   FOR                    WITHHELD
              (all nominees)         (as to all nominees)
                  [   ]                     [   ]

                 WITHHELD
     (as to nominees listed below)
                   [   ]
--------------------------------------------------------------------------------
You may withhold your vote for a particular nominee by marking this box and naming the nominee for which your vote is being withheld.

Please sign exactly as your name appears below, indicating your official position or representative capacity, if applicable. If shares are held jointly, each owner should sign.


Signature ___________________________________ Date _________________


Signature ___________________________________ Date _________________